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Exhibit 99.2

        FERRELLGAS, L.P.

FERRELLGAS FINANCE CORP.

NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE
ANY AND ALL OUTSTANDING UNREGISTERED 6.75% SENIOR NOTES DUE 2023
FOR
REGISTERED 6.75% SENIOR NOTES DUE 2023

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2016, UNLESS EXTENDED BY THE ISSUERS. TENDERS OF UNREGISTERED NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

The Exchange Agent is:
U.S. BANK NATIONAL ASSOCIATION

By Mail, Courier or Overnight Delivery:

West Side Flats Operations Center
60 Livingston Avenue
Mail Station—EP-MN-WS2N
St. Paul, Minnesota 55107-2292

By Facsimile Transmission (for Eligible Institutions only):

651-495-8158

Confirm by Telephone:

(800) 934-6802

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via facsimile to a number other than as set forth above will not constitute a valid delivery.

        As set forth in under the caption "The exchange offer—Guaranteed delivery procedures" of the Prospectus dated                         , 2016 (the "Prospectus") of Ferrellgas, L.P. and Ferrellgas Finance Corp. (together, the "Issuers") and in Instruction 2 of the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Prospectus, constitutes the "Exchange Offer"), this form must be used to accept the Issuers' offer to exchange all $500,000,000 in aggregate principal amount of their outstanding unregistered 6.75% Senior Notes due 2023 (the "Unregistered Notes") for the same aggregate principal amount of their registered 6.75% Senior Notes due 2023 (the "Exchange Notes"), if a Holder wishes to tender Unregistered Notes pursuant to the Exchange Offer and cannot deliver the certificate(s) representing the tendered unregistered Unregistered Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal or the Holder cannot comply with The Depository Trust Company's Automated Tender Offer Program ("ATOP") procedures prior to the expiration of the Exchange Offer. This form must be delivered by an Eligible Institution (as defined on the last page of this Notice of Guaranteed Delivery) by mail or hand delivery, or transmitted via facsimile, to the Exchange Agent as set forth above.

        This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tender(s) to the Issuers, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (receipt of each of which are hereby acknowledged), the principal amount of the Unregistered Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and the Letter of Transmittal.

        The undersigned understands that no withdrawal of a tender of Unregistered Notes may be made after the expiration of the Exchange Offer. The undersigned understands that for a withdrawal of a tender of Unregistered Notes to be effective, a written notice of withdrawal must be timely received by the Exchange Agent at its address specified on the cover of this Notice of Guaranteed Delivery or the undersigned must comply with the appropriate ATOP procedures prior to the expiration of the Exchange Offer.

        The undersigned understands that issuance of the Exchange Notes by the Exchange Agent for Unregistered Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) the certificate(s) representing such tendered Unregistered Notes in proper form for transfer and a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with respect to such Unregistered Notes, with any required signature guarantees and any other documents required by the Letter of Transmittal or (ii) a confirmation of the book-entry transfer of such Unregistered Notes into the Exchange Agent's DTC account and a properly transmitted agent's message.

        None of the authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

 PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or Authorized Signatory:

Name(s) of Registered Holder(s):

Principal Amount of Unregistered Notes Tendered:

Certificate No.(s) of Unregistered Notes (if available)

Date:

Address:

Area Code and Telephone No.

        If Unregistered Notes will be delivered by book-entry transfer to DTC, check the box below:

☐

DTC Account No.:

        This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificate(s) for Unregistered Notes, or if tendered by a DTC participant, exactly as such participant's name appears on a security position listing as the owner of Unregistered Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

        DO NOT SEND CERTIFICATES REPRESENTING UNREGISTERED NOTES WITH THIS FORM. UNREGISTERED NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

 GUARANTEE OF DELIVERY
(Not To Be Used for Signature Guarantee)

        The undersigned, a recognized member of the Medallion Signature Guarantee Program or any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby (i) represents that the above-named persons are deemed to own the Unregistered Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (ii) represents that the tender of such Unregistered Notes complies with Rule 14e-4, and (iii) guarantees that the certificate(s) representing the Unregistered Notes tendered hereby in proper form for transfer (pursuant to the procedures set forth in the Prospectus under the caption "The exchange offer—Guaranteed delivery procedures"), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with respect to such Unregistered Notes with any required signature guarantee and any other documents required by the Letter of Transmittal or confirmation of the book-entry transfer of such Unregistered Notes into the Exchange Agent's DTC account and a properly transmitted agent's message, will be received by the Exchange Agent at its address set forth above within three business days after the expiration of the Exchange Offer.

        The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal, or agent's message, and Unregistered Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Title:

Address:

(Zip Code)

Area Code and Telephone Number:

Dated:

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  Exhibit 99.2
PLEASE SIGN AND COMPLETE
Please print name(s) and address(es)
THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.
GUARANTEE OF DELIVERY (Not To Be Used for Signature Guarantee)